AMENDMENT TO FUND PARTICIPATION AGREEMENT
                  (2nd revised edition - effective May 1, 2007)

The Fund Participation Agreement dated May 1, 2002 as amended May 1, 2006 by and between Allianz Life Insurance Company of North America, Dreyfus Investment Portfolios and Dreyfus Stock Index Fund, Inc. (formerly known as "The Dreyfus Life and Annuity Index Fund [d/b/a The Dreyfus Stock Index Fund]") is hereby amended by deleting the existing Exhibits and inserting in lieu thereof the following:

                  EXHIBIT A                                                    EXHIBIT B
 --------------------------------------------      ------------------------------------------------------------------
 --------------------------------------------      ------------------------------------------------------------------
 SEPARATE ACCOUNT:                                 LIST OF PARTICIPATING FUNDS:
 o        Allianz Life Variable Account A          o        Dreyfus Investment Portfolios:Small Cap Stock Index
 o        Allianz Life Variable Account B                   Portfolio - Service Shares
                                                   o        Dreyfus Stock Index Fund, Inc. -
                                                            Initial Shares
                                                   o        Dreyfus Stock Index Fund, Inc. -
                                                            Service Shares
 CONTRACTS:
 o        Allianz Alterity
 o        Allianz Charter II
 o        Allianz Dimensions
 o        Allianz High Five
 o        Allianz High Five Bonus
 o        Allianz High Five L
 o        Allianz Rewards
 o        Valuemark II
 o        Valuemark III
 o        Valuemark IV
 o        Valuemark Income Plus
 o        Valuemark Life
 o        Allianz LifeFund
 o        Allianz Elite

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2007.

ON BEHALF OF THOSE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THIS AGREEMENT

By:      /S/ MICHAEL A. ROSENBERG
Name:        MICHAEL A. ROSENBERG
Title:       SECRETARY

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /S/ STEWART D. GREGG
Name:   STEWART D. GREGG
Title:  SENIOR SECURITIES COUNSEL